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                                                                    Exhibit 99.2


                                 [FORM OF PROXY]


                                   REIS, INC.


                              APPOINTMENT OF PROXY
                      FOR A SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON _____________, 2007

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Reis, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Lloyd Lynford and Jonathan Garfield, and each of them, with full power of substitution, attorneys and proxies to attend the Special Meeting of Stockholders of the Company to be held on ______, 2007 at 10:00 a.m., local time, at the offices of the Company, 530 Fifth Avenue, 5th floor, New York, NY 10036, and at any adjournment(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby revokes any proxy previously given with respect to such shares.

         The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement each of which are hereby incorporated by reference.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE VOTED "FOR" PROPOSALS, 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.
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|X|     PLEASE MARK VOTES AS IN THIS EXAMPLE

         1. To adopt the Agreement and Plan of Merger, dated as of October 11, 2006, by and among Wellsford Real Properties, Inc., Reis Services, LLC ("Merger Sub") and the Company providing for the merger of the Company with and into Merger Sub. Approval of this proposal will also constitute approval of the transactions contemplated by the Agreement and Plan of Merger including, without limitation, the appointment of stockholder representatives and certain indemnification obligations relating to them.

        |_| FOR                  |_| AGAINST                  |_| ABSTAIN

         2. To approve the certificate of amendment to the Company's amended and restated certificate of incorporation to eliminate the requirement to mail to the holders of the Company's preferred stock a written notice of the merger at least 45 days prior to its consummation and to clarify the consideration that the holders of the Company's preferred stock will be entitled to receive in connection with the merger.

        |_| FOR                  |_| AGAINST                  |_| ABSTAIN

         3. To approve any motion to adjourn the Company's special meeting to another time or place to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the two proposals described above.

        |_| FOR                  |_| AGAINST                  |_| ABSTAIN

         4. In their discretion, the Proxy Holders are authorized to vote and otherwise represent the shares on any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof and matters incident to the conduct of the meeting.

                                        |_|   MARK HERE IF YOU PLAN TO ATTEND
                                              THE MEETING

                                              Please sign exactly as name
                                              appears hereof and date. If the
                                              shares are held jointly, each
                                              holder should sign. When signing
                                              as an attorney, executor,
                                              administrator, trustee, guardian
                                              or as an officer signing for a
                                              corporation, please give full
                                              title under signature.

                                              Dated: ____________________, 2007

                                              _________________________________
                                              Signature

                                              _________________________________
                                              Signature


                PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY
     USING THE ENCLOSED ENVELOPE TO INSURE THAT YOUR SHARES ARE REPRESENTED


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